Exhibit 10.29

PROGRESS PAYMENT AGREEMENT RIDER FOR SOFTWARE AND IMPLEMENTATION SERVICES RELATED TO THE DUCKWALL POS INSTALLATION

Progress Payment Agreement Rider to Lease Schedule No. 001, between the undersigned parties, is dated as of November 9, 2005.

WHEREAS, General Electric Capital Corporation (Lessor) and the undersigned Lessee have entered into a Master Lease Agreement, No, 4168852, and Lease Schedule No. 001 identified above (hereinafter collectively referred to as the “Lease Agreement”) pursuant to which Lessor will lease to Lessee the Equipment, as defined in the Lease Agreement;

WHEREAS, said Equipment is scheduled to be installed over several months commencing on or about November 9, 2005 and continuing through December 31, 2005 (“Installation Period”);

WHEREAS, Lessee desires that the Lease Agreement of all said Equipment commence on or about January 1, 2006;

WHEREAS, the seller(s) and other providers of said Equipment require payment prior to the formal commencement of said Lease Agreement term, and the Lessee is desirous of having Lessor advance to such entities the purchase price and other amounts in respect of the Equipment as said Equipment is installed; and

WHEREAS, Lessor is willing to advance money in respect of said Equipment provided the Lessee will make Lessor whole and bear all risks and costs associated with the ownership and use of the Equipment, subject to the terms of said Lease Agreement.

NOW THEREFORE, in consideration of the premises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Subject to the terms hereof, Lessor agrees to make payments to the seller(s) and other providers for the Equipment, as authorized and directed in writing by the Lessee and approved by Lessor, for purchases of the Equipment occurring during the Installation Period, the sum of which payments shall not exceed $ 7,000,000.00.

Lessor shall have no obligation to make any payments until receipt of a correct original invoice for the same made out to Lessor.

Interest shall accrue on the amounts advanced by Lessor in accordance with the Lease Agreement from the acceptance date on the Staged Certificate of Acceptance through and including the entirety of the Installation Period.

Both Lessor and Lessee agree that upon payment by Lessor for any Equipment, such Equipment shall become subject to all the terms and conditions of the Lease Agreement, which this Rider is deemed a part of and addendum thereto.

This Rider may be assigned by Lessor but not by the Lessee, provided however, that an assignment by Lessor shall in no way relieve Lessor of its obligations hereunder. Upon notification from Lessor to the Lessee of an assignment, the Lessee agrees to acknowledge said assignment, and to make any payments required hereunder to said assignee without offset, deduction, counterclaim or abatement.

If all of the Equipment is not delivered and accepted by the Lessee under a Certificate of Acceptance executed by Lessee within ten (10) days of demand by Lessor, Lessee shall pay to Lessor the aggregate amount of all such advances paid by Lessor in respect of the Equipment plus all unpaid Interim Interest and the Lease Agreement and this Rider shall be terminated and of no force and effect with no further recourse to either party. Upon receipt of such payments by Lessor, Lessor shall assign to Lessee without warranty or recourse all of Lessor’s right, title and interest in and to the Equipment and any purchase order(s) covering the Equipment, including the advances made with respect thereto, all on an as-is-where-is basis.

Lessee understands that Lessee bears the risks and expenses if for any reason the Lease Agreement does not commence, and Lessee agrees to indemnify Lessor and hold Lessor harmless from any costs, losses, expenses and/or liabilities, including without limitation reasonable attorneys’ fees, that may arise from the non-commencement of the Lease Agreement, or that otherwise arise from or in any way relate to the transactions contemplated by this Rider.

IN WITNESS WHEREOF, the parties hereto have caused this Rider to be executed as of the date set forth above.

General Electric Capital Corporation (Lessor)		Duckwall-Alco Stores, Inc. (Lessee)
By:	/s/ Susan Lydon	By:	/s/ Richard A. Mansfield
Name:	Susan Lydon	Name:	Richard A. Mansfield
Title:	Manager Portfolio Admin.	Title:	V.P./CFO